AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated August 26, 1999 (this "Agreement"), is among Peapack-Gladstone Financial Corporation, a corporation chartered under the laws of the State of New Jersey ("PGFC"), Peapack-Gladstone Bank, a commercial bank chartered under the laws of the State of New Jersey and a wholly-owned subsidiary of PGFC ("PGB"), Chatham Savings, FSB, a federally-chartered savings bank ("CSB"), and James M. Weichert, sole shareholder of CSB ("Weichert").

                  WHEREAS, PGFC and PGB desire to acquire CSB and CSB's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition described herein is in the best interests of CSB and its sole shareholder; and

                  WHEREAS, the acquisition will be accomplished by merging CSB into PGB with PGB as the surviving bank, and the shareholder of CSB receiving the consideration hereinafter set forth; and

                  WHEREAS, the Boards of Directors of CSB, PGFC and PGB have each duly adopted and approved this Agreement and the sole shareholder has approved this Agreement as of the date hereof; and

                  WHEREAS, at the closing PGFC and Weichert will execute and deliver a registration rights agreement (the "Registration Rights Agreement") in the form of Exhibit A, annexed hereto, to provide Weichert with certain rights and PGFC with certain obligations to register for resale the shares of PGFC common stock to be issued in connection with the merger;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.6), CSB shall be merged with and into PGB under the charter of PGB (the "Merger") in accordance with the provisions of the Home Owners Loan Act, as amended and the regulations of the Office of Thrift Supervision (the "OTS") and the New Jersey Banking Act of 1948, as amended, and PGB shall be the surviving bank (the "Surviving Bank"), the name of which shall be Peapack-Gladstone Bank. The principal office of the Surviving Bank shall be the principal office of the PGB. Exhibit 1 to this Agreement lists (i) the locations of the principal and branch offices of CSB and PGB, (ii) the locations of all branch offices and the main office of the Surviving Bank, (iii) the amount of the capital stock, the number of shares, the par value and the amount of surplus of the Surviving Bank.

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of CSB and PGB and thereupon and thereafter, all the property, rights, powers and franchises of each of CSB and PGB shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of CSB and PGB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.

                  1.3.   Certificate  of   Incorporation.   The  Certificate  of
Incorporation of PGB as it exists immediately prior to the Effective Time shall continue as the Certificate of Incorporation of the Surviving Bank.

                  1.4. Bylaws. The Bylaws of PGB as they exist immediately prior to the Effective Time shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

                  1.5. Directors and Officers. At the Effective Time, the directors and officers of PGB shall become the directors and officers of the Surviving Bank, with the addition of one director provided for in Section 5.17 hereof. The names of the persons who will be directors and officers of the Surviving Bank (not including the name of the director to be nominated pursuant to Section 5.17) are included on Exhibit 1.

                  1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) at the date and time (the "Effective Time") specified in a notice to the FRB (the "FRB Notice") which will be filed by PGB with the approval of CSB, which approval shall not be unreasonably withheld or delayed. PGB shall file the FRB Notice immediately after the closing of the Merger (the "Closing"). The FRB Notice shall specify as the Effective Time the close of business on the date of the Closing unless a different Effective Time is agreed to by PGB and CSB. The Closing shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey, on the tenth business day following the Determination Date, or at such other place, time or date as PGB and CSB may mutually agree upon. The "Determination Date" shall mean the first date on which all necessary regulatory and governmental approvals and consents have been received, all statutory waiting periods in respect thereof have expired, and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

                  1.7. Capital Stock. As of June 30, 1999, PGB had capital of $3,892,063, divided into 1,167,619 shares of common stock, each of $3.33 par value, $6,218,047 of surplus, and undivided profits of $27,414,328. As of June 30, 1999, CSB had capital of $6,680,419, divided into 140,000 shares of common stock, each of $.01 par value, $1,528,120 of surplus, and $5,128,787 of undivided profits. At the Effective Time, the amount of capital stock of PGB shall be $3,892,063, divided into 1,167,619 shares of common stock, each of $3.33 par value, and PGB shall have a surplus of $6,218,047 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of PGB and CSB as stated in the preceding two sentences, adjusted however, for earnings and dividends declared and paid by PGB and CSB between June 30, 1999 and the Effective Time.

                                   ARTICLE II

                    CONVERSION OF CHATHAM SAVINGS, FSB SHARES

                  2.1. Conversion of CSB Common Stock. Each share of common stock, par value $.01 per share, of CSB ("CSB Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of CSB Common Stock retired pursuant to Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time as follows:

                  (a) Exchange Ratio. Subject to the provisions of this Section 2.1, each share of CSB Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of CSB Common Stock retired pursuant to Section 2.4) shall be converted at the Effective Time into the right to receive
2.0798 shares (the "Exchange Ratio") of common stock, no par value, of PGFC ("PGFC Common Stock"). An appropriate legend will be placed on all certificates representing PGFC Common Stock issued in the Merger evidencing that the shares are being issued in a private placement. PGFC agrees to remove such legends upon written request, accompanied by a letter, from a law firm and in form and substance acceptable to PGFC, opining that such legends are no longer required by applicable securities laws.

                  (b) Fractional Shares. No fractional shares of PGFC Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, a cash payment shall be made equal to $52.38 multiplied by the fraction of a share held by the shareholder.

                  (c) Capital Changes. If between the date of this Agreement and the Effective Time the outstanding shares of PGFC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares ("Capital Change"), the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

                  (d) Cancellation of CSB Certificates. After the Effective Time, each such share of CSB Common Stock shall no longer be outstanding and shall automatically be cancelled, and each of the certificates (the "Certificates") previously evidencing any shares of CSB Common Stock outstanding immediately prior to the Effective Time (other than any shares of CSB Common Stock retired pursuant to Section 2.4) shall thereafter represent the right to receive the consideration described in Sections 2.1(a) and 2.1(b) hereof. After the Effective Time, the shareholder (or shareholders, as the case may be, of CSB (referred to interchangeably as the "Shareholder" or "Shareholders") shall cease to have any rights with respect to such shares of CSB Common Stock except as otherwise provided herein or by law. The Certificates shall be exchanged for certificates evidencing shares of PGFC Common Stock issued pursuant to this
Article II, upon the  surrender of such  Certificates  in  accordance  with this
Article II.

                  2.2.  Exchange of Shares.

                  (a) The parties shall exchange all the Certificates for all of the consideration provided for in Section 2.1 at the Closing. Upon surrender of a Certificate for exchange and cancellation at Closing, the record holder of the shares represented by the Certificate shall on the date of the Closing receive in exchange for the Certificate the consideration as provided in Section 2.1 hereof and the Certificate so surrendered shall be cancelled. No Shareholder will receive the consideration to which that Shareholder would otherwise be entitled until the Shareholder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by PGFC. Notwithstanding the time of surrender of the Certificates, the Shareholders shall be deemed shareholders of PGFC for all purposes from the Effective Time, except that PGFC shall withhold the payment of dividends from any Shareholder until that Shareholder effects the exchange of his Certificates for PGFC Common Stock. The Shareholder shall receive such withheld dividends, without interest, upon effecting the share exchange.

                  (b) After the Effective Time, there shall be no transfers on the stock transfer books of CSB of the shares of CSB Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (c) If payment of the consideration as provided in Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Trust Department of PGB (the "Exchange Agent") in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  2.3 PGB Common Stock. The shares of common stock of PGB outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

                  2.4 Certain CSB Shares Retired. Each share of CSB Common Stock that is either (a) owned by PGFC or any direct or indirect wholly-owned subsidiary of PGFC (other than shares held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) or (b) held in the treasury of CSB shall be cancelled and retired at the Effective Time and no capital stock of PGFC, cash or other consideration shall be paid or delivered in exchange therefor.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              CHATHAM SAVINGS, FSB

                  References herein to the "CSB Disclosure Schedule" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof, by CSB to PGFC and PGB. CSB hereby represents and warrants to PGFC and PGB as follows:

                  3.1.  Organization.

                  (a) CSB is a federally-chartered savings bank the deposits of which are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. CSB is duly organized, validly existing and in good standing under the laws of the United States. CSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of CSB. The CSB Disclosure Schedule sets forth true and complete copies of the Charter and Bylaws (together, the "Governing Documents") of CSB as in effect on the date hereof.

                  (b) Except as set forth on the CSB Disclosure Schedule, CSB does not have any Subsidiaries. Each of the Subsidiaries set forth on the CSB Disclosure Schedule are duly organized, validly existing and in good standing under the laws of their respective jurisdictions. All of the CSB Subsidiaries, including those set forth on the CSB Disclosure Schedule, are not active. The term "Subsidiaries", when used in this Agreement with respect to CSB, means any corporation, joint venture, association, partnership, trust or other entity in which CSB has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Except as set forth in the CSB Disclosure Schedule, CSB does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and real estate in foreclosure.

                  3.2. Capitalization. The authorized capital stock of CSB consists of 140,000 shares of CSB Common Stock. As of the date hereof, there were 140,000 shares of CSB Common Stock issued and outstanding and no shares of CSB Common Stock held in the treasury. As of the date hereof, there were no shares of CSB Common Stock issuable upon exercise of outstanding options granted pursuant to any CSB stock option plan. All issued and outstanding shares of CSB Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of CSB Common Stock are not subject to pre-emptive rights. CSB does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of CSB or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) There is only one shareholder of CSB and, other than his approval of this Agreement and the Merger in accordance with Section 5.7 hereof, no shareholder consent or action is necessary to consummate the transactions contemplated hereby. Subject to the parties obtaining all necessary regulatory approvals, CSB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CSB. Except for the consents and approvals described in paragraph (b) below, no other corporate proceedings on the part of CSB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CSB and constitutes the valid and binding obligation of CSB, enforceable against CSB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally-chartered savings banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of indemnification, equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by CSB, nor the consummation by CSB of the transactions contemplated hereby in accordance with the terms hereof, or compliance by CSB with any of the terms or provisions hereof, will (i) violate any provision of CSB's Governing Documents or the Governing Documents of any of the CSB Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CSB or its Subsidiaries or any of its properties or assets, or (iii) except as set forth in the CSB Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CSB or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CSB or any of its Subsidiaries is a party, or by which CSB or any of its Subsidiaries or any of their properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of CSB, or the ability of CSB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OTS, and stockholder approval, no consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of CSB in connection with (x) the execution and delivery by CSB of this Agreement and
(y) the consummation by CSB of the transactions contemplated hereby.

                  3.4.  Financial Statements.

                  (a) The CSB Disclosure Schedule sets forth copies of the statements of condition of CSB as of December 31, 1997 and 1998, and the related statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1996 through 1998 (the "CSB Audited Statements"), in each case accompanied by the audit report of Fontenella & Babbits, independent public accountants with respect to CSB, and the unaudited statement of condition as of June 30, 1999 and the related unaudited statement of income of CSB for the three months ended June 30, 1999, as filed with the OTS (the "CSB Unaudited Statements" and, collectively with the CSB Audited Statements, the "CSB Financial Statements"). The CSB Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The CSB Financial Statements fairly present the financial condition of CSB as of the respective dates set forth therein and fairly present the results of the operations, and with respect to the CSB Audited Statements the changes in stockholders' equity and cash flows, of CSB for the respective periods set forth therein.

                  (b) The books and records of CSB and all of its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the CSB Audited Statements (including the notes thereto), as of December 31, 1998 CSB or any of its Subsidiaries did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of CSB and which are required by GAAP to be disclosed in the CSB Audited Statements. Except as set forth in the CSB Disclosure Schedule, as and to the extent reflected, disclosed or reserved against in the CSB Unaudited Statements (including the notes thereto), as of June 30, 1999 CSB and its Subsidiaries did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of CSB. Since June 30, 1999 and to the date hereof, CSB and its Subsidiaries has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice or except as specifically contemplated by this Agreement.

                  3.5. Financial Advisor; Broker's and Other Fees. Neither CSB nor any of its directors or officers has employed any broker or finder or incurred any finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as set forth in the CSB Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any brokers, finders or consultants in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such persons by CSB.

                  3.6. Absence of Certain Changes or Events. Except as set forth in the CSB Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of CSB since June 30, 1999 (including without limitation a material adverse change arising from the institution of Legal Proceedings (as defined in Section 3.7) or the occurrence of a default as described in Section 3.12(c)), and to CSB's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  3.7. Legal Proceedings. Except as disclosed in the CSB Disclosure Schedule, as of the date of this Agreement CSB is not a party to any, and there are no pending or, to CSB's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature ("Legal Proceedings") against CSB or against any present or former CSB officer or director in their capacity as a CSB officer or director which are material to CSB. Except as disclosed in the CSB Disclosure Schedule, as of the date of this Agreement CSB is not a party to any material order, judgment or decree entered against CSB in any lawsuit or proceeding.

                  3.8.  Taxes and Tax Returns.

                  (a) CSB has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. CSB has established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of CSB through the Effective Time. Except as set forth in the CSB Disclosure Schedule, the federal income tax returns of CSB have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the CSB Disclosure Schedule, the applicable state income tax returns of CSB have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of CSB, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon CSB nor has CSB given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

                  (b) Except as set forth in the CSB  Disclosure  Schedule,  CSB
(i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by CSB (nor does CSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

                  3.9.  Employee Benefit Plans.

                  (a) Except as disclosed in the CSB Disclosure Schedule, CSB does not maintain or contribute to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "CSB Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "CSB Welfare Plans"), or any stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. CSB has not, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. None of the CSB Pension Plans are subject to Title IV of ERISA, nor has CSB sponsored an CSB Pension Plan that was subject to Title IV of ERISA within six years from the date hereof.

                  (b) CSB has delivered to PGFC in the CSB Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the CSB Pension Plans and CSB Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) All contributions required to be made to each CSB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of CSB which have not been paid have been properly recorded on the books of CSB.

                  (d) Except as disclosed on the CSB Disclosure Schedule, each of the CSB Pension Plans, the CSB Welfare Plans and each other plan and arrangement identified on the CSB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, regulations, rulings and announcements promulgated or issued thereunder, and other applicable governmental laws and regulations and CSB is not aware of any fact or circumstance that would disqualify any such plan. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the CSB Pension Plans that are intended to satisfy the requirements of Section 401(a) and/or (k) of the Code.

                  (e) To the knowledge of CSB, within the past three plan years, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the CSB Welfare Plans or CSB Pension Plans.

                  (f) Except as set forth on the CSB Disclosure Schedule, no CSB Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the CSB Pension Plans. The most recent IRS determination letters with respect to any such plans are disclosed on the CSB Disclosure Schedule.

                  (g) There are no pending, or, to the knowledge of CSB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the CSB Pension Plans or the CSB Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the CSB Disclosure Schedule.

                  (h) No CSB Welfare Plan provides medical or death benefits beyond an employee's retirement or other termination of service, other than coverage mandated by law.

                  (i) Each CSB Welfare Plan that  provides  health,  life and/or
disability   benefits  is  funded  exclusively  through  insurance  policies  or contracts.

                  (j) Except as hereafter agreed to by PGFC in writing or as disclosed on the CSB Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of CSB to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any CSB Pension Plan or CSB Welfare Plan.

                  (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the CSB Financial Statements and established in accordance with GAAP.

                  (m) Except for the CSB Pension Plans and the CSB Welfare Plans, and except as set forth on the CSB Disclosure Schedule, CSB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of CSB or any CSB Subsidiary or any predecessor of any thereof. The CSB Disclosure Schedule sets forth: (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (n) Except as set forth in the CSB Disclosure Schedule, CSB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The CSB Disclosure Schedule lists each such insurance policy and includes a copy of each agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of CSB `s knowledge, neither CSB nor any CSB Pension Plan or CSB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (o) Except as set forth in the CSB Disclosure Schedule, CSB does not maintain any retirement plan or retiree medical plan or arrangement for directors. The CSB Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10. Reports. CSB has, since January 1, 1996, duly filed with the OTS in correct form all documentation required to be filed under applicable laws and regulations, and CSB promptly will deliver or make available to PGFC accurate and complete copies of such documentation. The CSB Disclosure Schedule lists all examinations of CSB conducted by the OTS since January 1, 1997 and the dates of any responses thereto submitted by CSB.

                  3.11. Compliance with Applicable Law. Except as set forth in the CSB Disclosure Schedule, CSB holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to CSB (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of CSB) and CSB has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of CSB) of, any of the above.

                  3.12.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 hereof or disclosed in the CSB Disclosure Schedule, (i) CSB is not a party to or bound by any contract or understanding (whether written or, to its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The CSB Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with officers, employees, directors, or consultants to which CSB is a party.

                  (b) Except as disclosed in the CSB Disclosure Schedule, (i) as of the date of this Agreement, CSB is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by CSB) which contemplates the payment of amounts in excess of $100,000, or which otherwise is material to the operations, assets or financial condition of CSB, (ii) no commitment, agreement or other instrument to which CSB is a party or by which it is bound limits the freedom of CSB to compete in any line of business or with any person, and (iii) CSB is not a party to any collective bargaining agreement.

                  (c) As of the date of this Agreement, except as disclosed in the CSB Disclosure Schedule, CSB is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement.

                  (d) , As of the date of this Agreement, except as disclosed in the CSB Disclosure Schedule, to the knowledge of CSB, any other party thereto is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement that is material to CSB.

                  3.13.  Properties and Insurance.

                  (a) CSB has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in CSB's balance sheet as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of CSB and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to PGFC prior to the date hereof. CSB, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

                  (b) The CSB Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of CSB, all risks insured against, and the amount thereof and deductibles relating thereto. Except as set forth in the CSB Disclosure Schedule, as of the date hereof, CSB has not, since January 1, 1996, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to CSB's knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.14. Minute Books. The minute books of CSB contain records which, in all material respects, accurately record all meetings and other corporate action of its shareholders and Board of Directors (including committees of its Board of Directors).

                  3.15. Environmental Matters. Except as disclosed in the CSB Disclosure Schedule:

                  (a) CSB has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that CSB (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of CSB. CSB has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by CSB, as OREO or otherwise, or owned or controlled by CSB as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of CSB.

                  (b) CSB has no knowledge that any of the Properties has been operated in any manner in the ten years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of CSB.

                  (c) To the knowledge of CSB, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by CSB.

                  3.16. Reserves. To the knowledge of CSB, the allowance for possible loan and lease losses in the June 30, 1999 CSB Financial Statements was adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  3.17. Year 2000 Compliance. CSB has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by CSB to be Year 2000 ready in accordance with applicable regulatory guidelines, except as set forth in the CSB Disclosure Schedule. CSB does not expect the future cost of addressing such issues to be material.

                  3.18. Agreements with Bank Regulators. Except as disclosed in the CSB Disclosure Schedule, CSB is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to PGFC by CSB prior to the date of this Agreement, nor has CSB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to PGFC by CSB prior to the date of this Agreement.

                  3.19.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PGB AND PGFC

                  References herein to the "PGFC Disclosure Schedule" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof by PGFC and PGB to CSB. PGFC and PGB hereby represent and warrant to CSB and Weichert as follows:

                  4.1.  Corporate Organization.

                  (a) PGFC is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. PGFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of PGFC or any of its Subsidiaries (defined below). PGFC is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The PGFC Disclosure Schedule sets forth true and complete copies of the Governing Documents of PGFC.

                  (b) Each of the Subsidiaries of PGFC are listed in the PGFC Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to PGFC means any corporation, joint venture, association, partnership, trust or other entity in which PGFC has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Each Subsidiary of PGFC is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. PGB is a New Jersey chartered commercial bank whose deposits are insured to the fullest extent permitted by law by the Bank Insurance Fund ("BIF") of the FDIC. Each Subsidiary of PGFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of PGFC or any of its Subsidiaries. The PGFC Disclosure Schedule sets forth true and complete copies of the Governing Documents of PGB as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of PGFC consists of 10,000,000 shares of PGFC Common Stock and no shares of preferred stock. As of June 30, 1999, there were 2,451,444 shares of PGFC Common Stock issued and outstanding, including 11,063 treasury shares. Since June 30, 1999, to and including the date of this Agreement, no additional shares of PGFC Common Stock have been issued, except in connection with the exercise of options granted under the PGFC 1995 Stock Option Plan, the PGFC 1995 Stock Option Plan for Outside Directors, the PGFC 1998 Stock Option Plan or the PGFC 1998 Stock Option Plan for Outside Directors (together, the "PGFC Option Plans"). As of June 30, 1999, except for 107,870 shares of PGFC Common Stock issuable upon exercise of outstanding stock options granted pursuant to the PGFC Option Plans, there were no shares of PGFC Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of PGFC Common Stock, and all issued and outstanding shares of capital stock of PGFC's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of PGFC's Subsidiaries are owned by PGFC free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options referred to above under the PGFC Option Plans, neither PGFC nor any of PGFC's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of PGFC or PGFC's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under either of the PGFC Option Plans, or repurchases of PGFC Common Stock, prior to the Effective Time shall be required to be disclosed or reported to CSB to keep the representations in this section true or correct.

                  4.3.  Authority; No Violation.

                  (a) PGFC and PGB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of PGFC and PGB. No other corporate proceedings on the part of PGFC and PGB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PGFC and PGB and constitutes a valid and binding obligation of PGFC and PGB, enforceable against PGFC and PGB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of national banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by PGFC and PGB of the transactions contemplated hereby in accordance with the terms hereof or compliance by PGFC or PGB with any of the terms or provisions hereof, will (i) violate any provision of the Governing Documents of PGFC or PGB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PGFC or PGB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PGFC or PGB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PGFC or PGB is a party, or by which PGFC or PGB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of PGFC and PGFC's
Subsidiaries on a consolidated basis, or the ability of PGFC and PGB to consummate the transactions contemplated hereby. No consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of PGFC or PGB in connection with (a) the execution and delivery by PGFC or PGB of this Agreement and (b) the consummation by PGFC of the Merger and the other transactions contemplated hereby, except that filings with and the consent of the FRB, the FDIC and the New Jersey Department of Banking and Insurance (the "NJDOBI") and notice to the OTS are required prior to consummation of the Merger, and the Registration Rights Agreement describes certain consents, approvals, filings, registrations and notices which may be required in order to consummate the registration of shares contemplated thereby. To PGFC's knowledge, no fact or condition exists which PGFC has reason to believe will prevent it or PGB from obtaining the aforementioned consents and approvals within the time frame contemplated hereby.

                  4.4.  Financial Statements.

                  (a) PGFC has previously delivered to CSB copies of the consolidated statements of condition of PGFC as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the each of the years in the three-year period ended December 31 1998, in each case accompanied by the audit report of KPMG LLP, the current independent public accountants with respect to PGFC, and the unaudited consolidated statements of condition of PGFC as of June 30, 1999, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months and six months then ended as reported in PGFC's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended
(the "1934 Act") (collectively, the "PGFC Financial Statements"). The PGFC Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present the consolidated financial position of PGFC and its consolidated subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of PGFC and its consolidated subsidiaries for the respective fiscal periods set forth therein.

                  (b) The  books  and  records  of PGFC  have been and are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the PGFC Financial Statements (including the notes thereto), as of June 30, 1999 neither PGFC nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, which is material to the business, operations, assets or financial condition of PGFC or any of its Subsidiaries and which are required by GAAP to be disclosed in the PGFC Financial Statements. Since June 30, 1999, neither PGFC nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage and Other Fees. Except as set forth in the PGFC Disclosure Schedule, neither PGFC nor PGB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of PGFC and PGFC's Subsidiaries on a consolidated basis since June 30, 1999 (including, without limitation, a material adverse change arising from institution of Legal Proceedings or the occurrence of a default as described in
Section 3.12(c) of this Agreement) and, to PGFC's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  4.7. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, PGFC will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.8. PGFC Common Stock. At the Effective Time, the PGFC Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions and the rights of third parties created by or through PGFC, with no personal liability attaching to the ownership thereof, other than those restrictions contemplated by this Agreement.

                  4.9. Legal Proceedings. Except as disclosed in the PGFC Disclosure Schedule, neither PGFC nor any of its Subsidiaries is a party to any, and there are no pending or, to PGFC's knowledge, threatened, Legal Proceedings against PGFC or any of its Subsidiaries which, if decided adversely to PGFC, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis. Except as disclosed in the PGFC Disclosure Schedule, neither PGFC nor any of PGFC's Subsidiaries is a party to any order, judgment or decree entered against PGFC or any such Subsidiary in any lawsuit or proceeding which would have a material adverse affect on the business, operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis.

                  4.10. Taxes and Tax Returns. PGFC and each of its Subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. PGFC and each of its Subsidiaries have established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but anticipated to be incurred in respect of PGFC and its Subsidiaries through the Effective Time. No deficiencies exist or have been asserted based upon the federal income tax returns of PGFC and PGB. To the knowledge of PGFC, there are no audits or other administrative or court proceedings pending, or claims asserted, for taxes or assessments upon PGFC or any of its Subsidiaries.

                  4.11.  Employee Benefit Plans.

                  (a) PGFC and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "PGFC Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "PGFC Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither PGFC nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Each of the PGFC Pension Plans and each of the PGFC Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  4.12.  Reports.

                  (a) Since its formation in 1997, PGFC has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, and each registration statement, proxy statement, form or other document filed by PGFC with the SEC, including without limitation any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) Since the formation of PGFC in 1997, PGFC and PGB have duly filed with the SEC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and PGFC, upon request, promptly will deliver or make available to CSB accurate and complete copies of such reports. Since January 1, 1997, PGB has duly filed with the Commissioner (the "Commissioner") of the NJDOBI and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and PGFC, upon request, promptly will deliver or make available to CSB accurate and complete copies of such reports.

                  4.13. Compliance with Applicable Law. PGFC and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to PGFC and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis), and neither PGFC nor any of its Subsidiaries has received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis) of, any of the above.

                  4.14.  Properties and Insurance.

                  (a) PGFC and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in PGFC's consolidated balance sheet as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1998). PGFC and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control in all material respects, all real property leased by them as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of PGFC and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of PGFC should be insured against, with such deductibles and against such risks and losses as are in the opinion of the management of PGFC adequate for the business engaged in by PGFC and its Subsidiaries. As of the date hereof, PGFC has not received any notice of cancellation of or material amendment to any such insurance policy or bond and is not in default in any material respect under any such policy or bond, and, to its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.15. Minute Books. The minute books of PGFC and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.16.  Environmental Matters.

                  (a) Except as disclosed in the PGFC Disclosure Schedule, neither PGFC nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that PGFC or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of PGFC or its Subsidiaries. Except as disclosed in the PGFC Disclosure Schedule, PGFC has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by PGFC or any of its Subsidiaries, as OREO or otherwise, or owned or controlled by PGFC or PGB as trustee or fiduciary ("PGFC Properties") in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis.

                  (b) PGFC has no knowledge that any of the PGFC Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect of the business, operations, assets or financial condition of PGFC.

                  4.17. Reserves. To the knowledge of PGFC, the allowance for possible loan and lease losses in the June 30, 1999 PGFC Financial Statements was adequate based at the time upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  4.18. Year 2000 Compliance. PGFC and the PGFC Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by PGFC and the PGFC Subsidiaries to be Year 2000 compliant in accordance with applicable regulatory guidelines and PGFC does not expect the future cost of addressing such issues to be material. Neither PGFC nor any PGFC Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.19 Agreements with Bank Regulators. Except as disclosed in the PGFC Disclosure Schedule, neither PGFC nor any PGFC Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to CSB by PGFC prior to the date of this Agreement, nor has PGFC or PGB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to CSB by PGFC prior to the date of this Agreement. Neither PGFC nor any PGFC
Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to CSB by PGFC prior to the date of this Agreement.

                  4.20. Disclosures. There are no material facts concerning the business, operations, assets or financial condition of PGFC which would have a material adverse effect on the business, operations or financial condition of PGFC which have not been disclosed to CSB directly or indirectly by access to any filing by PGFC under the 1934 Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of CSB. During the period from the date of this Agreement to the Effective Time, CSB shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of PGFC, which consent will not be unreasonably withheld. CSB also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and PGFC the goodwill of its customers and others with whom business relationships exist, in each case provided that CSB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

                  5.2. Negative Covenants and Dividend Covenants. CSB agrees that from the date hereof to the Effective Time, except as otherwise approved by PGFC in writing, or as permitted or required by this Agreement or as contained in the CSB Disclosure Schedule, it will not:

                  (a)  change any provision of its Governing Documents;

                  (b) change the number of shares of its authorized capital stock or issue any shares of CSB Common Stock or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of CSB or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                  (c) other than as set forth on Schedule 5.23, grant any severance or termination pay (other than pursuant to policies of CSB in effect on the date hereof and disclosed to PGFC in the CSB Disclosure Schedule) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses for employees in the ordinary course of business and consistent with past practices and policies;

                  (d) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (e) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (f) make any capital expenditures in excess of $10,000, excluding those capital expenditures permitted by subsection (e) ;

                  (g) file any applications or make any contract with respect to branching or site location or relocation;

                  (h) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (i) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

                  (j) agree to do any of the foregoing.

                  5.3. No Solicitation. CSB and Weichert shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than PGFC) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving CSB (an "Acquisition Transaction"). Following consultation with CSB's counsel, CSB will promptly communicate to PGFC the terms of any proposal, whether written or oral, which is communicated to any member of the Board of Directors or any executive officer of CSB or to Weichert or his agent in respect of any Acquisition Transaction; providing, however, that Weichert need not inform PGFC of any oral proposal communicated to him informally if his sole response is to merely state that the transaction with PGFC is final and he will not entertain other offers.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, CSB will, at the request of PGFC, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of PGFC regarding CSB's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $150,000, CSB will send to PGFC a description thereof, and thereafter CSB will promptly send to PGFC copies of such documents relating thereto as PGFC shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, CSB will deliver to PGFC any financial documentation filed with the OTS and PGFC will deliver to CSB PGFC's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) CSB shall permit PGFC and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and PGFC and PGB shall permit CSB and its Representatives, reasonable access to their respective properties, and shall disclose and make available to PGFC and its Representatives or CSB and its Representatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which PGFC and its representatives or CSB and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. CSB acknowledges that PGFC may be involved in discussions concerning other potential acquisitions and PGFC shall not be obligated to disclose such information to CSB except as such information is publicly disclosed by PGFC.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this
Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representative; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

                  5.6.  Regulatory Matters.

                  (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FRB, the OTS and the NJDOBI. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. PGFC and PGB shall cause their application to the FRB to be filed (i) within 45 days of the date hereof, so long as CSB provides all information necessary to complete the application within 30 days of the date hereof, or (ii) within 15 days after all such information is provided, if CSB does not provide all such information within such 30 day period. PGFC shall provide to CSB drafts of all filings and applications referred to in this Section 5.6(a) and shall give CSB the opportunity to comment thereon prior to their filing.

                  (b) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (c) Between the date of this Agreement and the Effective Time, CSB shall cooperate with PGFC to reasonably conform (as of the Effective Time) CSB's policies and procedures, to those of PGFC as PGFC may reasonably identify to CSB from time to time.

                  (d) Between the date of this Agreement and the Effective Time, Weichert agrees to file any and all notices, if any, required by the Change in Bank Control Act and the regulations promulgated thereunder and to promptly respond to any inquiries from the FRB concerning the same. Weichert further agrees to make such filings in a timely fashion so that any required waiting periods will have lapsed on or before December 1, 1999, and before the Effective Time. Weichert shall provide PGFC copies of all such filings, but need not provide copies of any personal financial information required by such filings.

                  5.7. Approval of the Sole Shareholder. Weichert, in his capacity as sole shareholder of CSB simultaneously with the execution of this Agreement, shall execute a unanimous written consent of the sole shareholder of CSB approving this Agreement, in the form set forth in Schedule 5.7.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance; provided, however, notwithstanding any other provision of this Agreement to the contrary, in no event shall any such news release or other public disclosure contain any reference to, or mention of, Mr. Weichert, but PGFC may file this Agreement as an Exhibit to a Form 8-K filing and Weichert acknowledges that he must file a Form 13D or G.

                  5.10. Failure to Fulfill Conditions. PGFC shall use its best efforts to cause the Closing to occur on or before January 5, 2000. In the event that PGFC or CSB reasonably determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to February 15, 2000 (the "Cutoff Date"), and that it will not waive that condition, it will promptly notify the other party. CSB and PGFC will promptly inform the other of any facts applicable to CSB or PGFC, respectively, or their respective directors, officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. Each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12.  Indemnification.

                  (a) For a period of six years after the Effective Time, PGFC shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of CSB (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of CSB or acted as a director or officer of a third party at the request of CSB, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against CSB or any of its affiliates, or by any former or present shareholder of CSB (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of CSB or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto (or the absence of any of the foregoing) and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which CSB would have been permitted under any applicable law and its Governing Documents had the Merger not occurred (and PGFC shall also advance expenses as incurred to the fullest extent so permitted).

                  (b) From and after the Effective Time, PGFC shall assume and honor any obligation of CSB immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Governing Documents of CSB or arising out of any written indemnification agreements between CSB and such persons disclosed in the CSB Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between PGFC and such Indemnitees.

                  (c) In the event PGFC or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of PGFC assume the obligations set forth in this Section 5.12.

                  (d) PGFC shall cause CSB's officers and directors to be covered, for a period of six years after the Effective Time, under (i) PGFC's then current officers' and directors' liability insurance policy or (ii) an extension of CSB's existing officers' and directors' liability insurance policy. However, PGFC shall only be required to insure such persons upon terms and for coverages substantially similar to CSB's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.12 shall promptly notify PGFC upon learning of any Claim, but the failure to so notify shall not relieve PGFC of any liability it may have to such Indemnitee if such failure does not materially prejudice PGFC. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.12 is applicable, (x) PGFC shall have the right to assume the defense thereof and PGFC shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if PGFC elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between PGFC and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and PGFC shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that PGFC shall be obligated pursuant to this Section 5.12(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waivable by the Indemnitees, and (y) the Indemnitees will cooperate in the defense of any such matter. PGFC shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent, which will not be unreasonably withheld. Notwithstanding anything to the contrary in this Section 5.12, PGFC shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.13. Pooling, Tax-Free Reorganization Treatment and Private Placement. Neither PGFC, CSB or Weichert shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a (i) a private placement, (ii) a "pooling of interests" for accounting purposes, or
(iii) as a "reorganization" within the meaning of Section 368(a) of the Code. PGFC, CSB and Weichert acknowledge that PGFC expects the transaction to be (i) a private placement, (ii) a tax free "reorganization", and (iii) accounted for as a "pooling" transaction.

                  5.14.  Securities Law Compliance; Affiliates.

                  (a) Weichert acknowledges that the shares of PGFC Common Stock to be issued in the Merger have not been registered, and in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "1933 Act") and, therefore, cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration is available. Weichert acknowledges that the PGFC Common Stock to be issued to him in the Merger will be acquired by him for his own account for the purpose of investment. Weichert agrees that he will refrain from transferring or otherwise disposing of any of the CSB Common Stock, or any interest therein, prior to the Merger, or from transferring or otherwise disposing of any of the PGFC Common Stock he receives in the Merger, or any interest therein, in such manner as to cause PGFC to be in violation of the registration requirements of the 1933 Act, or applicable state securities or blue sky laws. Weichert, upon the signing of this Agreement, has executed a Subscription Agreement in the form of Schedule 5.14(a). In furtherance and not in limitation of the foregoing, Weichert will notify PGFC prior to making any transfer of CSB Common Stock prior to the Closing and shall make such transfer only if first advised by counsel to PGFC and CSB that the transferee would not disqualify treatment of the Merger as a private placement not requiring registration under the 1933 Act or any state blue sky laws or regulations. Any such transferee must properly complete and execute a Subscription Agreement in the form of Schedule 5.14(a).

                  (b) Contemporaneously with the execution and delivery of this Agreement Weichert shall execute, and any transferee of CSB Common Stock who is an affiliate of CSB contemporaneously with the receipt of the CSB Common Stock shall execute, a letter substantially in the form of Schedule 5.14 annexed hereto agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, PGFC shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter substantially in the form of Schedule 5.14-1 annexed hereto within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

                  5.15. Compliance with the Industrial Site Recovery Act. CSB, at PGFC's sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by CSB (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event CSB obtains a Remediation Agreement, CSB will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                  5.16. Employees Following consummation of the Merger, PGFC shall make available to all employees and officers of CSB who become employed by PGB coverage under the benefit plans generally available to PGB's employees and officers (including pension and health and hospitalization) on the terms and conditions available to PGB's employees and officers with no uninsured waiting periods for enrollment in PGFC or PGB medical and dental plans for CSB employees and their dependents. As soon as administratively feasible following the consummation of the Merger, the sponsor of the Weichert Profit Sharing and 401(k) Plan (the "Weichert Plan") shall do everything necessary to transfer the account balances of active CSB employees in the Weichert Plan to the Peapack-Gladstone Bank Employees' Savings and Investment Plan, and PGFC and PGB shall do everything necessary to facilitate such transfer. CSB employees will be given credit under PGFC's or PGB's medical, life, vacation, sick leave, disability and other welfare plans for prior service with CSB, and CSB's employees will be granted credit for prior service with CSB, solely for purposes of eligibility and vesting (but not accrual of benefits) under PGFC's or PGB's pension and 401(k) plans.

                  5.17. New PGFC and PGB Director. No later than November 15, 1999, Weichert shall give PGFC notice of his nomination of one of the following:
Thomas Ross, William McCaughey, James M. Weichert or Anthony J. Consi, II, each of who is a current member of the CSB Board of Directors and who has agreed to serve on the PGFC and PGB Boards, to serve as a PGFC and PGB Board member until the next annual meeting of shareholders. As of the Effective Time, PGFC shall cause its Board of Directors and the PGB Board of Directors to appoint to each such Board Weichert's nominee, and such person shall be elected to serve as such until the next annual meeting of shareholders. Such director will be entitled to all fees and PGFC Options Plans in accordance with PGFC's customary practices and the PGFC Option Plans. If before the Closing all of the aforementioned CSB Board members cannot serve on the PGFC or PGB Board for any reason, Weichert shall nominate another person who was a CSB director on the date hereof within seven days of notice that all of the designated persons is not serving (the "Replacement Director"). The Replacement Director must be approved by the PGFC Board.

                  5.18 Transfer of Shares. Weichert may transfer shares, provided that before each proposed transfer he furnish PGFC and its counsel with the number and percentage of total shares outstanding he proposes to transfer and provided that the transfer would not interfere with the "pooling of interests" treatment of the Merger or the private placement and each such transferee complies with Section 5.14.

                  5.19 Cease Litigation. Prior to the Closing, CSB agrees to terminate its participation in the action Chatham Savings, FSB and James M. Weichert vs. United States of America, No-783C (the "Litigation") at no cost to CSB, other than the cost of filing fees and related expenses, which, in the aggregate, shall not exceed $1,000, and by means reasonably acceptable to PGFC. Further, CSB will segregate all documents and materials relating to the Litigation so that PGFC will incur no further obligations with the Litigation other than supplying the aforementioned segregated documentation. Neither CSB nor PGFC will benefit or bear any risk concerning the disposition of the Litigation.

                  5.22 Demand Registration Rights. PGFC will grant demand registration rights in customary form to Weichert in connection with the possible resale of shares of PGFC Common Stock that Weichert will receive in the Merger. The form of Agreement evidencing such demand registration rights is set forth in Exhibit A to this Agreement.

                  5.23 Stay Bonuses and Severance Pay. PGFC or PGB will offer to enter into agreements in the form and with the persons set forth on Schedule
5.23 to this Agreement.

                  5.24 Director's Fees. Other than CSB Directors James M. Weichert and Anthony J. Consi, II, on or prior to the Effective Time, each director of CSB who continues to be a director of CSB as of the Effective Time, shall be paid an advisory fee equal to $10,400.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval by Weichert; Blue Sky Qualification. This Agreement and the transactions contemplated hereby shall have been approved by Weichert in accordance with Section 5.7. The issuance of the PGFC Common Stock in the Merger shall have been qualified in any state where such qualification is required under the applicable state securities laws.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner, the OTS or the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of CSB to PGFC. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no Legal Proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no Legal Proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which PGFC or CSB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such Legal Proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Free Exchange. PGFC and CSB shall have received an opinion, satisfactory to PGFC and CSB, of Pitney, Hardin, Kipp & Szuch, counsel for PGFC, issued in reliance on tax representation letters from PGFC and CSB that are customary and reasonable under the circumstances, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to PGFC, CSB or PGB or to the shareholders of CSB who exchange their shares of CSB for PGFC Common Stock (except to the extent that cash is received in lieu of fractional shares of PGFC Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by PGFC as a pooling-of-interests for accounting purposes and PGFC shall have received a letter from KPMG LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement.

                  (f) Registration Rights Agreement. PGFC and Weichert shall have executed a registration rights agreement in the form annexed hereto as Exhibit A.

                  (g) Election of Director. PGFC and PGB shall have elected a person to its Board of Directors selected by Weichert from the current Board of Directors of CSB.

                  6.2. Conditions to the Obligations of PGFC Under this Agreement. The obligations of PGFC under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of CSB. The representations and warranties of CSB contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Each of CSB shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it or him prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the CSB Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the CSB Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Consents. PGFC shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Certificates. CSB shall have furnished PGFC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as PGFC may reasonably request.

                  (d) Litigation. CSB shall have terminated its participation in the Litigation and segregated the documentation and materials in accordance with
Section 5.19.

                  6.3. Conditions to the Obligations of CSB Under this Agreement. The obligations of CSB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of PGFC and PGB. The representations and warranties of PGFC and PGB contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. PGFC and PGB shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the PGFC Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the PGFC Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Certificates. PGFC shall have furnished CSB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as CSB may reasonably request.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by
Weichert:

                  (a)  By mutual written consent of the parties hereto;

                  (b) By PGFC or CSB if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or in the case of CSB, the failure of Weichert) at or before the Effective Time;

                  (c) By PGFC or CSB upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by PGFC upon written notice to CSB if any such application is approved with conditions which materially impair the value of CSB, taken as a whole, to PGFC;

                  (d) By PGFC if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of CSB from that disclosed by CSB on the date of this Agreement, or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of CSB hereunder and such breach shall not have been remedied within 30 days after receipt by CSB of notice in writing from PGFC to CSB specifying the nature of such breach and requesting that it be remedied;

                  (e) By CSB if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of PGFC and its Subsidiaries on a consolidated basis from that disclosed by PGFC on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of PGFC or PGB hereunder and such breach shall not have been remedied within 30 days after receipt by PGFC of notice in writing from CSB to PGFC specifying the nature of such breach and requesting that it be remedied;

                  (f) By CSB, if its respective Board of Directors so determines by a vote a majority of the members of its entire Board, or Weichert, at any time during the three business day period commencing with (and including) the Determination Date if both of the following conditions are satisfied:

                           (i) the  Average  Pre-Closing  Price  of PGFC  Common
Stock on the Determination Date (the "Determination Price") is less than the PGFC Floor Price. The "PGFC Floor Price" is 80% of the PGFC Average Starting Date Price. The "PGFC Average Starting Date Price" is the average of the high and low sale price of the PGFC Common Stock on the business day after the business day this transaction is announced either through a press release or similar announcement (the "Starting Date"), as the same shall be adjusted to reflect any Capital Change; and

                           (ii)  (x)  the  quotient  obtained  by  dividing  the
Determination Price by the PGFC Average Starting Date Price (the "PGFC Ratio") is less than (y) the quotient obtained by dividing the number calculated using the index of the financial institutions set forth on Schedule 7.1(f) (the "Index Price") as of the close of business on the Determination Date by the Index Price as of the close of business of the Starting Date and subtracting 0.20 from the quotient in this clause (ii)(y) (such number being referred to herein as the "Index Ratio").

                  (g) By PGFC if any  condition to Closing  specified in Section
6.1 or Section 6.2 is not satisfied and is not capable of being satisfied by the Cutoff Date unless the failure is due to the failure of PGFC to perform or observe its agreements set forth herein or to be performed by PGFC; or

                  (h) By CSB if any  condition  to Closing  specified in Section
6.1 or Section 6.3 is not satisfied and is not capable of being satisfied by the Cutoff Date unless the failure is due to the failure of CSB or Weichert to perform or observe its agreements set forth herein or to be performed by such party.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either PGFC or CSB pursuant to Section 7.1 hereof, this Agreement (except the provisions of Sections 5.5(b) and 8.1 hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any intentional or material breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall Weichert be liable or responsible to PGFC, or any other person or entity, pursuant to this Agreement for any monetary liability, claim or damages, personally or otherwise, for breach of this agreement or for otherwise failing to perform any of the covenants or agreements imposed on him hereby. The parties agree that any intentional or material breach of this Agreement by Weichert shall be deemed a breach in his capacity as director so that CSB shall incur liability for such breach.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by Weichert, as sole shareholder of CSB. This Agreement may not be amended except by an instrument in writing signed on behalf of PGFC, PGB, CSB and Weichert.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent promptly thereafter by overnight courier, messenger or by registered or certified mail, postage prepaid, as follows:

                  If to PGFC or PGB:

                           Peapack-Gladstone Financial Corporation
                           158 Route 206 North
                           Gladstone, New Jersey 07934
                           Attn.:  Frank A. Kissel, President

                  With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           Delivery:
                           200 Campus Drive
                           Florham Park, New Jersey 07932-0950
                           Mail:
                           P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attn.:  Ronald H. Janis, Esq.

                  If to CSB:

                           Weichert Co. Realtors
                           1625 State Highway 10
                           Morris Plains, New Jersey  07950
                           Attn.:  Anthony J. Consi, II, Chairman

                  With a copy to:

                           Malizia Spidi & Fisch, PC
                           One Franklin Square
                           1301 K Street, NW, Suite 700 East
                           Washington, DC 20005
                           Attn.:  John J. Spidi, Esq.

                  If to James M. Weichert:

                           James M. Weichert
                           Weichert Co. Realtors
                           1625 State Highway 10
                           Morris Plains, New Jersey  07950

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered or telecopied and mailed or otherwise transmitted.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No voluntary assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than current and former directors and officers of CSB with respect to Section
5.12 hereof.

                  8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules and other Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. No Survival. Except for Section 3.9, the representations and warranties set forth in Articles III and IV hereof shall not survive the Closing, but shall expire as of the Effective Time. Those agreements and covenants of the parties which by their terms are intended to be performed after the Effective Time shall survive the Closing.

                  8.9. Knowledge. For purposes of this Agreement, information shall be deemed known to a party hereto if it is actually know by one or more of such party's executive officers.

                  IN  WITNESS  WHEREOF,  PGFC,  PGB and  CSB  have  caused  this
Agreement to be executed by their duly authorized officers and Weichert has executed this Agreement in his capacity as sole shareholder, all as of the date first above written.

ATTEST:                                 PEAPACK-GLADSTONE
                                        FINANCIAL CORPORATION


By: ___________________________     By: _____________________________
    Arthur F. Birmingham, Senior        Frank A. Kissel, President
    Vice President & Comptroller

ATTEST:                                 PEAPACK-GLADSTONE BANK


By: _____________________________   By: _____________________________
    Arthur F. Birmingham, Cashier       Frank A. Kissel, President

ATTEST:                                 CHATHAM SAVINGS, FSB


By: ____________________________    By: _____________________________
       , Secretary                      Anthony J. Consi, II, Chairman


WITNESS:


    ____________________________        ______________________________
                                        James M. Weichert, shareholder

                                  SCHEDULE 5.7

                       WRITTEN CONSENT OF SOLE STOCKHOLDER
                                       OF
                              CHATHAM SAVINGS, FSB

         In accordance with Article II, Section 16 of the Bylaws

         In accordance with Article II, Section 16, of the Bylaws of Chatham Savings, FSB (the "Savings Bank"), James M. Weichert, as the sole stockholder of the Savings Bank, does hereby consent to the following action taken by the Savings Bank:

         1. RESOLVED, that the Agreement and Plan of Merger dated August 26, 1999, a copy of which is attached hereto as Exhibit A (the "Agreement"), by and between Peapack-Gladstone Financial Corporation and the Savings Bank, whereby the Savings Bank will be merged with and into Peapack-Gladstone Bank, which bank shall survive the merger, be, and it hereby is, authorized, adopted, ratified and approved.


Date: August 26, 1999                       By: ___________________________
                                                James M. Weichert
                                                Stockholder


STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF SOMERSET  )



         Subscribed and sworn to before me this 26th day of August, 1999.


[SEAL]                                           ____________________________
                                                        NOTARY PUBLIC

My commission expires: _________________

                                SCHEDULE 5.14(a)

                         FORM OF SUBSCRIPTION AGREEMENT


         SUBSCRIPTION AGREEMENT made as of this ___ day of ___________, 1999 between Peapack-Gladstone Financial Corporation, a New Jersey corporation and bank holding company (the "Company"), and the undersigned (the "Subscriber").

         WHEREAS, pursuant to a private placement, the Company will issue 291,172 shares of its common stock (the "Company Common Stock") in exchange for the 140,000 shares of Chatham Savings, FSB common stock, par value $.01 per share ("CSB Common Stock") issued and outstanding pursuant to an Agreement and Plan of Merger among the Company, Chatham Savings, FSB ("CSB") and James M. Weichert (the "Merger Agreement").

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         I.       SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY SUBSCRIBER

         Subscriber hereby represents and warrants to the Company as follows:

                  1.1 Subscriber owns _______ shares of CSB Common Stock. The shares will be exchanged for Company Common Stock in accordance with the Merger Agreement.

                  1.2 Subscriber acknowledges that this offering of Shares pursuant to the Merger has not been registered with the Securities and Exchange Commission ("SEC") because it is intended to be a private placement pursuant to
Section 4(2) of the Act and Regulation D thereunder. In order to assure that the offering is a private placement, each subscriber must meet certain qualifications. Subscribers representation that he is an accredited investor and the representations set forth below are material facts relating to the qualification as a private placement.

                  1.3 Subscriber represents that the Shares are being acquired for his own account, for investment and not with a view to the distribution or resale to others. Subscriber acknowledges that the Shares have not been registered under the Act, or any state securities laws, and may not be offered, sold or transferred by Subscriber unless registered under the Act and applicable state securities laws, or an exemption from registration is available in the opinion of Company counsel.

                  1.4 Subscriber represents that he is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act"), and as indicated by his response below, and that he is able to bear the economic risk of an investment in the Shares;

                  Accredited Investor Questionnaire

                  Please check the following that apply to you:

                  ____ (1) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  ____ (2) A natural person who had individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach or exceed said income level this year; and

                  ____ (3) An entity in which all of the equity owners are accredited investors.

                  1.5 Subscriber acknowledges that he has prior investment experience, including investment in securities not listed on an exchange or NASDAQ, and/or he has employed the services of an attorney or accountant to read all of the documents furnished or made available by the Company to him and to evaluate the merits and risks of such an investment on his behalf.

                  1.6 Subscriber acknowledges that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.

                  1.7 Subscriber understands that the Company will review this Subscription Agreement and that the Company reserves the right to refuse to close if this subscription would disqualify the offering as a private placement.

                  1.8 Subscriber hereby represents that, except for the Merger Agreement, no representations or warranties have been made to Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction. Subscriber is not relying on any information, other than that contained in the SEC public filings by the Company and the FDIC filings by Chatham, the Merger Agreement (including all Exhibits and Schedules) and the results of any independent investigation by Subscriber.

                  1.9   Certificates   representing  the  Shares  to  be  issued
hereunder shall bear the following, or similar legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT TRANSACTION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT AND PLAN OF MERGER DATED AUGUST 26, 1999, AMONG THE REGISTERED HOLDER HEREOF AND PEAPACK-GLADSTONE FINANCIAL CORPORATION ("PGFC"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PGFC."

                  1.10 Subscriber expressly authorizes that the Company and its counsel to rely on the foregoing representations in determining whether there has been a private placement in connection with the Merger Agreement.

         II.      MISCELLANEOUS

                  2.1 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged.

                  2.2 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

                  2.3 The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New Jersey.

                  2.4  This   Subscription   Agreement   may  be   executed   in
counterparts.

         IN WITNESS WHEREOF, the subscriber has executed and delivered this Subscription Agreement as of the day and year first written above.


____________________________________   ____________________________________
Name of Subscriber                     Signature of Subscriber


Date: ______________________________   ____________________________________
                                       Number of Shares of CSB Common Stock
                                       Subscriber Owns

                                       Subscription Accepted:

                                       Peapack-Gladstone Financial Corporation

                                       By:_______________________________
                                          Frank A. Kissel, President

                                  SCHEDULE 5.14

                  FORM OF CHATHAM SAVINGS, FSB AFFILIATE LETTER

                                                          __________ __, 1999

Peapack-Gladstone Financial Corporation
158 Route 206 North
Gladstone, New Jersey 07934
Attn.:  Frank A. Kissel, President

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Chatham Savings, FSB (the "Company"), with and into Peapack-Gladstone Bank ("PGB") pursuant to the Agreement and Plan of Merger dated August 26, 1999 (the "Agreement") among the Company, Peapack-Gladstone Financial Corporation ("PGFC"), PGB and James M. Weichert. I currently own shares of the Company's common stock ("CSB Common Stock"). As a result of the Merger, I will receive shares of PGFC's common stock ("PGFC Common Stock"), in exchange for my CSB Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in Accounting Series Release 135 of the Securities and Exchange Commission (the "SEC"), as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with PGFC that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any CSB Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any CSB Common Stock owned by such person or entity, without notifying PGFC in advance of the proposed transfer and giving PGFC a reasonable opportunity to review the transfer before it is consummated. PGFC, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the affiliate rules relating to the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer  Restrictions During Merger  Consummation  Period.
Other than with PGFC's prior written consent, I shall not transfer any CSB Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any CSB Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "CSB Common Stock" includes PGFC Common Stock into which my CSB Common Stock is converted.

                  C. Compliance with 1933 Act. I have been advised that the issuance of PGFC Common Stock to me pursuant to the Merger will be issued in a private placement and not registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"). This stock will be restricted under the 1933 Act. I may not transfer such PGFC Common Stock unless (i) in the opinion of PGFC's counsel or counsel reasonably acceptable to PGFC, such transfer is exempt from registration under the 1933 Act or (ii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to PGFC's transfer agents with respect to the PGFC Common Stock and that there will be placed on the certificates of the PGFC Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT TRANSACTION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT AND PLAN OF MERGER DATED AUGUST 26, 1999, AMONG THE REGISTERED HOLDER HEREOF AND PEAPACK-GLADSTONE FINANCIAL CORPORATION ("PGFC"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PGFC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer PGFC Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                                Very truly yours,

                                                -----------------------------
                                                Name:

Accepted this _____ day of
________, 1999 by

PEAPACK-GLADSTONE FINANCIAL CORPORATION


By: _________________________

                                 SCHEDULE 5.14-1

        FORM OF PEAPACK-GLADSTONE FINANCIAL CORPORATION AFFILIATE LETTER


Peapack-Gladstone Financial Corporation
158 Route 206 North
Gladstone, New Jersey 07934
Attn.:  Frank A. Kissel, President

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Chatham Savings, FSB ("CSB"), with and into Peapack-Gladstone Bank ("PGB"), pursuant to the Agreement and Plan of Merger dated as of August 26, 1999 (the "Agreement") among Peapack-Gladstone Financial Corporation ("PGFC"), PGB, CSB and James M. Weichert. I currently own shares of PGFC's common stock ("PGFC Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of PGFC, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos.
65 and 76 ("ASR 135").

                  I represent and covenant with PGFC and CSB that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any PGFC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any PGFC Common Stock owned by such person or entity, without notifying PGFC in advance of the proposed transfer and giving PGFC a reasonable opportunity to object to the transfer before it is consummated. PGFC, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the affiliate rules relating to the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. Other than with PGFC's prior written consent, I shall not transfer any PGFC Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any PGFC Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer PGFC Common Stock to the extent I felt necessary with my counsel or counsel for PGFC.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of PGFC as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                              Very truly yours,

                                              -----------------------------
                                              Name:

Accepted this ___ day of
____________, 1999 by

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By: ___________________________
   Name:
   Title:

                                  SCHEDULE 5.23

                                [CSB LETTERHEAD]

                                                                   [DATE]


John Robertson
President
Chatham Savings, FSB
311 Main Street
Chatham, New Jersey  07928

Dear John:

         This letter is being written to you in connection with the acquisition of Chatham Savings, FSB ("CSB") by Peapack-Gladstone Financial Corporation ("PGFC") pursuant to the merger ("Merger") contemplated by the Agreement and Plan of Merger, dated August 26, 1999, between CSB, PGFC and James M. Weichert (the "Merger Agreement").

         The purpose of this Letter Agreement is to provide you with certain incentives to assure that you will be willing to remain in CSB's employ or, in certain circumstances described below, PGFC's employ during the transition period described below.

         For purposes of this Letter Agreement, the following terms shall have the following meanings:

         (a) "Transition Period" shall mean the period commencing on the date hereof and expiring on the Closing (as defined in the Merger Agreement), and the last day of the Transition Period is referred to herein as the "Final Day".

         (b) "Employer" shall mean CSB. However, should you accept employment by PGFC or any affiliate of PGFC, then after you commence working for PGFC or any such affiliate, the term "Employer" shall mean PGFC or such affiliate.

         (c) "Cause" shall mean (i) willful and continued failure by the Executive to perform his duties for the Company under this Agreement after at least one warning in writing from the Board identifying specifically any such failure; (ii) the willful engaging by the Executive in misconduct which causes material injury to the Company as specified in a written notice to the Executive from the Board; or (iii) conviction of a crime, other than a traffic violation, habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board to refrain from such behavior, provided that "Cause" shall not exist if either (i) the instruction which you fail to follow differ materially from action regularly performed by you prior to August 1, 1999, or
(ii) you honor such instructions to a reasonable extent within 15 days after you receive written notice describing such willful refusal in reasonable detail.

         (d) Your employment with Employer shall be deemed to have "Terminated Without Good Reason" in the event of (i) a termination by the Employer of your employment with the Employer during the Transition Period without Cause, or (ii) a termination by you or your employment with the Employer during the Transition Period if such termination by you occurs within thirty days after (a) the Employer requires you to perform services as an employee from locations which are more than thirty miles further from your current home than the locations from which you currently provide services or (b) your cash salary or other forms of compensation specified by contract are reduced by the Employer during the Transition Period.

         To induce you to remain in the employ of the Employer during the Transition Period, CSB hereby agrees to pay you the following:

         (i)   Stay Bonus.   As a  bonus  if  you  stay  through  the end of the
Transition Period or you are Terminated Without Good Reason, the Employer will pay you a $30,000 bonus.

         (ii) Severance Pay. If you stay through the end of the Transition Period or your employment with the Employer is Terminated Without Good Reason during the Transition Period, you shall receive the following severance benefits (subject to your providing an agreement satisfactory to us that you are not entitled to any other compensation or severance pay):

               (a)  provide outplacement service for six months;

               (b)  compensation for unused accrued vacation;

               (c) health and dental COBRA paid for three months; and

               (d) either provide you with:

                        (i)  salary paid in normal  increments for three months;
                             or

                        (ii) salary paid in normal  increments for six months if
                             you enter into a non-compete agreement with us on a form to be provided.

                        (iii)No other plan coverage.  You will not be covered by
                             any  other   severance   plan  for   Chatham   Bank
                             employees.

         Please note that applicable payroll taxes will be withheld from any payments to be made to you hereunder. Furthermore, as I am sure you recognize, this letter does not constitute a contract of employment and does not limit in any way the Employer's right to terminate your employment at any time prior to the Merger or PGFC's right to terminate your employment at or subsequent to the Merger.

         By its  execution  hereof,  PGFC  hereby  agrees to assume all of CSB's
obligations   hereunder  from  and  after  the  date  on  which  the  Merger  is consummated.


                                                 CHATHAM SAVINGS, FSB


                                                 _______________________________
                                                 Anthony J. Consi, II, Chairman


ACCEPTED

PEAPACK-GLADSTONE FINANCIAL CORPORATION


__________________________
Frank A. Kissel, President

                                [CSB LETTERHEAD]


                                                            [DATE]


John Scherbo
Senior Lender
Chatham Savings, FSB
311 Main Street
Chatham, New Jersey  07928

Dear John:

         This letter is being written to you in connection with the acquisition of Chatham Savings, FSB ("CSB") by Peapack-Gladstone Financial Corporation ("PGFC") pursuant to the merger ("Merger") contemplated by the Agreement and Plan of Merger, dated August 26, 1999, between CSB, PGFC and James M. Weichert (the "Merger Agreement").

         The purpose of this Letter Agreement is to provide you with certain incentives to assure that you will be willing to remain in CSB's employ or, in certain circumstances described below, PGFC's employ during the transition period described below.

         For purposes of this Letter Agreement, the following terms shall have the following meanings:

         (a) "Transition Period" shall mean the period commencing on the date hereof and expiring on the date of the computer conversion, but not later than the 180th day after the Merger is consummated, and the last day of the Transition Period is referred to herein as the "Final Day".

         (b) "Employer" shall mean CSB. However, should you accept employment by PGFC or any affiliate of PGFC, then after you commence working for PGFC or any such affiliate, the term "Employer" shall mean PGFC or such affiliate.

         (c) "Cause" shall mean (i) willful and continued failure by the Executive to perform his duties for the Company under this Agreement after at least one warning in writing from the Board identifying specifically any such failure; (ii) the willful engaging by the Executive in misconduct which causes material injury to the Company as specified in a written notice to the Executive from the Board; or (iii) conviction of a crime, other than a traffic violation, habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board to refrain from such behavior, provided that "Cause" shall not exist if either (i) the instruction which you fail to follow differ materially from action regularly performed by you prior to August 1, 1999, or
(ii) you honor such instructions to a reasonable extent within 15 days after you receive written notice describing such willful refusal in reasonable detail.

         (d) Your employment with Employer shall be deemed to have "Terminated Without Good Reason" in the event of (i) a termination by the Employer of your employment with the Employer during the Transition Period without Cause, or (ii) a termination by you or your employment with the Employer during the Transition Period if such termination by you occurs within thirty days after (a) the Employer requires you to perform services as an employee from locations which are more than thirty miles further from your current home than the locations from which you currently provide services or (b) your cash salary or other forms of compensation specified by contract are reduced by the Employer during the Transition Period.

         To induce you to remain in the employ of the Employer during the Transition Period, CSB hereby agrees to pay you the following:

         (i) Stay Bonus. The Employer will pay you $15,000 as a bonus if you stay through the Final Day or you are Terminated Without Good Reason before the Final Day. This bonus will be forfeited if you leave employment of the Employer before the Final Day. If you are employed with the Employer after the Final Day, you will be guaranteed the annualized base salary of $50,880 and your annualized incentive compensation for six months or such shorter period as you are employed by us.

         (ii) Severance Pay. If your employment with the Employer is Terminated Without Good Reason before the Final Day, you shall receive two weeks salary per full year of employment as severance benefits (subject to your providing an agreement satisfactory to us that you are not entitled to any other compensation or severance pay). If employment with the Employer is Terminated Without Good Reason during the six month period after the Final Day, you will receive $25,440 and six months of your annualized incentive compensation minus the salary and incentive compensation you have received since the Final Day date as severance benefits (subject to your providing an agreement satisfactory to us that you are not entitled to any other compensation or severance pay).

         (iii) No other plan coverage. You will not be covered by any other severance plan for Chatham Bank employees.

         Please note that applicable payroll taxes will be withheld from any payments to be made to you hereunder. Furthermore, as I am sure you recognize, this letter does not constitute a contract of employment and does not limit in any way the Employer's right to terminate your employment at any time prior to the Merger or PGFC's right to terminate your employment at or subsequent to the Merger.

         By its  execution  hereof,  PGFC  hereby  agrees to assume all of CSB's
obligations   hereunder  from  and  after  the  date  on  which  the  Merger  is consummated.

                                                CHATHAM SAVINGS, FSB

                                                ________________________________
                                                Anthony J. Consi, II, Chairman
ACCEPTED
PEAPACK-GLADSTONE FINANCIAL CORPORATION

_______________________________________
Frank A. Kissel, President

                                [CSB LETTERHEAD]

                                                                [DATE]

Valerie Olpp
AVP/Corporate Secretary
Chatham Savings, FSB
311 Main Street
Chatham, New Jersey  07928

Dear Valerie:

         This letter is being written to you in connection with the acquisition of Chatham Savings, FSB ("CSB") by Peapack-Gladstone Financial Corporation ("PGFC") pursuant to the merger ("Merger") contemplated by the Agreement and Plan of Merger, dated August 26, 1999, among CSB, PGFC, Peapack-Gladstone Bank ("PGB") and James M. Weichert (the "Merger Agreement").

         We hereby offer you the job of Assistant Vice President of PGB following the Closing (as defined in the Merger Agreement). To induce you to remain in the employ of PGB following the Closing, we have been instructed to inform you that PGB will increase your annual salary from $43,566 to $48,000 and you will be granted at closing 200 stock options subject to the terms of PGFC's stock option plan and a grant agreement vesting over 5 years.

         Please note that applicable payroll taxes will be withheld from any payments to be made to you hereunder. Furthermore, as I am sure you recognize, this letter does not constitute a contract of employment and does not limit in any way CSB's right to terminate your employment at any time prior to the Merger or PGB's right to terminate your employment at or subsequent to the Merger.

         By its  execution  hereof,  PGB  hereby  agrees to assume  all of CSB's
obligations   hereunder  from  and  after  the  date  on  which  the  Merger  is consummated.


                                                 CHATHAM SAVINGS, FSB


                                                 ______________________________
                                                 Anthony J. Consi, II, Chairman

ACCEPTED

PEAPACK-GLADSTONE BANK

__________________________
Frank A. Kissel, President

                                                  SCHEDULE 7.1(f)

                                                       Index


----------------------------------------- ------------ --------------- ------------------- ---------------- ===============
                                                                        07/28/99 Market
                                                          07/28/99       Capitalization         Index
                                                       Closing Price          ($M)          Weighting (%)     Weighting
              Company Name                  Ticker          ($)                                               Price ($)

----------------------------------------- ------------ --------------- ------------------- ---------------- ===============

1       Center Bancorp, Inc.                 CNBC          14.125             53.17             0.0383          0.5410
2       Interchange Financial Services        ISB          19.625            140.89             0.1025          1.9916
        Corporation
3       Vista Bancorp, Inc.                  VBNJ          19.000             91.43             0.0659          1.2513
4       Yardville National Bancorp           YANB          13.375             88.56             0.0638          0.8532
5       Mid Penn Bancorp, Inc.                MBP          24.625             71.24             0.0513          1.2636
6       Bryn Mawr Bank Corporation           BMTC          27.188            116.77             0.0841          2.2868
7       Chester Valley Bancorp Inc.          CVAL          17.000             62.88             0.0453          0.7700
8       CNB Financial Corp.                  CNBF          15.500            117.20             0.0844          1.3085
9       Comm Bancorp, Inc.                   CCBP          34.000             70.86             0.0510          1.7354
10      Drovers Bancshares Corporation       DROV          23.000            108.00             0.0778          1.7892
11      Greater Community Bancorp            GFLS          10.500             58.90             0.0424          0.4455
12      Progress Financial Corporation       PFNC          14.125             76.23             0.0549          0.7756
13      Royal Bancshares of                  RBPAA         16.125            121.02             0.0872          1.4056
        Pennsylvania, Inc.
14      Sterling Financial Corporation       SLFI          32.750            211.15             0.1521          4.9810
                                                                             ------                             ------
                 TOTALS                                                     1,388.00                             21.40

The "Index Price" is determined by adding the weighted price per common share of each of the companies listed above on the appropriate date (i.e., the Starting Date or the Determination Date, as the case nay be). If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the price per share of the common stock of such company on the Determination Date shall be appropriately adjusted.

If, at any time after the Starting Date and before the Determination Date, the common stock of any company on this Schedule ceases to be publicly traded or any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization, such company shall be removed from the Index Group effective as of the Starting Date (i.e., such Company shall not be considered part of the Index Group for any purposes in connection with this Merger Agreement) and the Index Weighting of the remaining companies in the Index Group shall be increased proportionately to their prior Index Weighting, so that the total Index Weighting is 100%.

                                    Exhibit 1

Principal and Branch Offices of Peapack-Gladstone Bank
Loan & Administration Building
158 Route 206 North
Gladstone, NJ  07934
908-234-0700

Gladstone (Principal Office)
190 Main Street
Gladstone, NJ  07934
908-719-4360

Califon
438 Route 513
Califon, NJ  07830
908-832-5131

Far Hills
26 Dumont Road
Far Hills, NJ  07931
907-781-1016

Long Valley
59 East Mill Road (Route 24)
Long Valley, NJ  07853
908-876-3300

Pluckemin
468 Route 206 North
Bedminster, NJ  07921
908-658-4500

Bernardsville
36 Morristown Road
Bernardsville, NJ  07924
908-766-1711

Chester
350 Main Street
Chester, NJ  07930
908-879-8115

Fellowship Village
8000 Fellowship Road
Basking Ridge, NJ  07920
908-719-4332

Mendham
17 East Main Street
Mendham, NJ  07945
973-543-9630

Pottersville
11 Pottersville Road
Pottersville, NJ  07979
908-439-2265


Principal and Branch Offices of Chatham Savings, FSB
311 Main Street (Principal Office)
Chatham, New Jersey  07928

650 Shunpike Road
Chatham, New Jersey  07928


Location of All Branch Offices of the Surviving Bank
Loan & Administration Building
158 Route 206 North
Gladstone, NJ  07934
908-234-0700

Gladstone (Principal Office)
190 Main Street
Gladstone, NJ  07934
908-719-4360

Califon
438 Route 513
Califon, NJ  07830
908-832-5131

Far Hills
26 Dumont Road
Far Hills, NJ  07931
907-781-1016

Long Valley
59 East Mill Road (Route 24)
Long Valley, NJ  07853
908-876-3300

Pluckemin
468 Route 206 North
Bedminster, NJ  07921
908-658-4500

Bernardsville
36 Morristown Road
Bernardsville, NJ  07924
908-766-1711

Chester
350 Main Street
Chester, NJ  07930
908-879-8115

Fellowship Village
8000 Fellowship Road
Basking Ridge, NJ  07920
908-719-4332

Mendham
17 East Main Street
Mendham, NJ  07945
973-543-9630

Pottersville
11 Pottersville Road
Pottersville, NJ  07979
908-439-2265

Chatham
311 Main Street
Chatham, New Jersey  07928

650 Shunpike Road
Chatham, New Jersey  07928


Capital Stock, Number of Shares, Par Value and Surplus of Surviving Bank
The Surviving Bank will have capital of $3,892,063, divided into 1,167,619 shares of common stock, each of $3.33 par value, $6,218,047 of surplus, and undivided profits of $27,414,328.

Directors of Surviving Bank
Pamela Hill
Frank A. Kissel
James R. Lamb, Esq.
Edward A. Merton
John R. Mulcahy
Jack D. Stine
T. Leonard Hill
John D. Kissel
George R. Layton
F. Duffield Meyercord
Phillip W. Smith III
William Turnbull
_______________ [ONE MORE PURSUANT TO ss.5.17]


Officers of Surviving Bank
T. Leonard Hill, Chairman of the Board
Robert M. Rogers, Senior Vice President & COO
Arthur F. Birmingham, Senior Vice President & Comptroller
Barbara A. Greco, Senior Vice President-Personnel
Frank A. Kissel, President & CEO
Paul W. Bell, Senior Vice President
Garrett P. Bromley, Senior Vice President-Lending
Craig C. Spengeman, Senior Vice President & Trust Officer

                                                                       Exhibit A

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ___________, by and between Peapack-Gladstone Financial Corporation, a New Jersey corporation ("PGFC"), and James Weichert (the "Shareholder").

                  WHEREAS, immediately prior to the consummation of the Merger (as defined below), the Shareholder was the owner of _____ shares of common stock in Chatham Savings FSB, a federally-chartered savings bank (the "Bank");

                  WHEREAS, the Shareholder has been issued Common Shares (defined below) in connection with the merger (the "Merger") of the Bank with and into Peapack-Gladstone Bank ("Merger Subsidiary"), a commercial bank chartered under the laws of the State of New Jersey and a wholly-owned subsidiary of PGFC, pursuant to the terms of the Agreement and Plan of Merger, dated as of __________ (the "Merger Agreement"), by and among PGFC, Merger Subsidiary, the Bank, and the Shareholder;

                  WHEREAS, pursuant to the terms of the Merger Agreement and subject to the terms hereof, PGFC has agreed to grant to the Shareholder the registration rights provided for below.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements set forth in the Merger Agreement and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                  1. Certain Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Common Shares" shall mean shares of common stock, no par value, of PGFC.

                  "Person" shall mean any individual, corporation, company, partnership, association, trust, estate or other natural or juridical entity or organization, including without limitation any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government, self-regulatory organization, commission, or tribunal or any regulatory, administrative or other agency, or political or other subdivision, department or branch of any of the foregoing.

                  "Prospectus" shall mean any prospectus included in the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

                  "Registration Expenses" shall mean the following expenses incident to performance of or compliance with this Agreement: (i) all applicable registration and filing fees imposed by the SEC and such securities exchange or exchanges, if any, on which Common Shares are then listed or the National Association of Securities Dealers, Inc. (the "NASD"); (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, stock certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; and (v) the fees and disbursements of counsel for PGFC and of the independent public accountants of PGFC, including the expenses relating to any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing the Shareholder, the fees and disbursements of counsel representing any underwriters relating to the Shares, transfer taxes, if any, relating to the sale or disposition of Shares by the Shareholder and any other expenses not included in the preceding sentence.

                  "SEC" shall mean the Securities and Exchange Commission or any successor entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Shares" shall mean the Common Shares now or hereafter issued to the Shareholder pursuant to the Merger Agreement, and any additional Common Shares that may be received as stock dividends payable with respect to the Shares or otherwise received in connection with any stock split, exchange, conversion or recapitalization.

                  2.       Registration Under the Securities Act.

                           (a)  Registration.  Subject to Section 6(b) below and
provided the Shareholder have fulfilled their obligations under Section 4 hereof, PGFC shall file a registration statement on Form S-3, or any applicable form promulgated by the SEC for which PGFC is eligible (including any amendments thereto, the "Registration Statement"), relating to the sale of all of the Shares within thirty (30) days following receipt of a written request, and PGFC shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. Subject to Section 6(b) below, PGFC agrees to use its best efforts to keep the Registration Statement continuously effective (the "Effectiveness Period") pursuant to Rule 415 promulgated under the Securities Act (and to include therein a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (i) two years from the date of effectiveness of the Registration Statement, or (ii) the expiration of the holding period applicable to the Shares issued to the Shareholder in the Merger pursuant to Rule 144(k), or any successor provision, promulgated under the Securities Act, as such provision may be amended from time to time.

                           (b)  Expenses.   PGFC  shall  pay  all   Registration
Expenses in connection with a registration pursuant to this Agreement. The Shareholder shall pay all underwriting discounts and commissions relating to the Shares, the fees and disbursements of counsel representing the Shareholder, the fees and disbursements of counsel representing any underwriters relating to Shares, transfer taxes, if any, relating to the sale or disposition of Shares by the Shareholder and any other expenses of the Shareholder not included in the definition of Registration Expenses.

                           (c)  Subsequent  Shelf  Registration.  If the Initial
Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reasons at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), PGFC shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Shares (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, PGFC shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective during the Effectiveness Period. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  3. Registration Procedures. In connection with the obligations of PGFC under Section 2 hereof, PGFC shall:

                           (a)  prepare  and file with the SEC,  within the time
period set forth in Section 2 hereof, and use its best efforts to have declared effective by the SEC, the Registration Statement, which shall (i) be available for public resale of the Shares by the Shareholder; and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                           (b) (i) prepare and file with the SEC such amendments
to the Registration Statement as may be necessary to keep it effective for the applicable period; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto;

                           (c)  furnish to the  Shareholder,  upon  request  and
without charge, as many copies of any Registration Statement, preliminary Prospectus or Prospectus and any amendment or supplement thereto as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Shares;

                           (d) use its best  efforts to  register or qualify the
Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Shareholder may reasonably request in writing and keep such registration or qualification effective during the period the Registration Statement is required to be kept effective; provided, however, that in connection therewith, PGFC shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this section 3(d), or (ii) subject itself to taxation in any such jurisdiction with respect to such registration or qualification;

                           (e) notify the Shareholder promptly and, if requested
by the Shareholder, confirm in writing, (i) when the Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if PGFC receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective as a result of which (A) the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) a Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (f) use best efforts to obtain the  withdrawal of any
order suspending the effectiveness of the Registration Statement by the SEC or any state securities authority as promptly as possible;

                           (g) furnish to the Shareholder upon request,  without
charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto); and

                           (h) cooperate with the  Shareholder to facilitate the
timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for such Shares to be issued for such numbers of Shares and registered in such names as the Shareholder may reasonably request.

                  4. Certain Agreements of the Shareholder. The Shareholder agrees to furnish to PGFC in writing such information regarding the Shareholder and his proposed distribution of Shares as PGFC may from time to time reasonably request in connection with the preparation of the Registration Statement or the registration or qualification of the Shares under state securities or blue sky laws.

                  5.       Indemnification, Contribution.

                           (a) Indemnification by PGFC. PGFC agrees to indemnify
and hold harmless the Shareholder as follows:

                                    (i) subject to the  limitation  set forth in
         Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Shareholder may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Prospectus or any amendment or supplement thereto, or, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (ii) subject to the  limitation set forth in
         Section 5(c), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement, any omission or alleged omission, if such settlement is effected with the written consent of PGFC; and

                                    (iii) subject to the  limitations  set forth
         in Section 5(c), against any and all expense (including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement, omission or alleged omission that relates to the sale by the Shareholder of Shares under the Registration Statement, to the extent that any such expense is not paid under subparagraph (i) above or (d) below;

provided, however, that the indemnity provided pursuant to this Section 5(a) shall not apply to the Shareholder with respect to any loss, liability, claim, damage or expense that arises out of or is based solely upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to PGFC by the Shareholders with respect to the Shareholders use in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto or (2) trades made by the Shareholder in violation of section 6(a) below or (3) trades made by the Shareholder in violation of the prospectus delivery requirements of Section 5(b) of the Securities Act. This indemnity in
Section 5(a) is in addition to any liability which PGFC may otherwise have. PGFC will also indemnify any selling brokers, dealer managers, and similar securities industry professionals participating in the distribution and their officers and directors and each person who controls such persons or entities (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders of registrable securities under the Registration Statement.

                           (b)   Indemnification   by   the   Shareholder.   The
Shareholder agrees to indemnify and hold harmless PGFC, each director of PGFC, each officer of PGFC who signed the Registration Statement and each other Person, if any, who controls PGFC within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim damage or expense arises out of or is based solely upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to PGFC by the Shareholder with respect to the Shareholder for use therein or (ii) trades made by the Shareholder in violation of Section 6(a) below or (iii) trades made by the Shareholder in violation of the prospectus delivery requirements of
Section 5(b) of the Securities Act or (iv) any sale of Shares by the Shareholder at any time prohibited by this Agreement; provided, that, in the case of the Shareholder's obligation set forth in this Section 5(b) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of the Shareholder.

                           (c)  Conduct  of  Indemnification   Proceedings.  The
indemnified party shall give prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party; provided, however, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying parties, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm for all indemnified parties) the reasonable fees and expenses of which shall be paid by the indemnifying parties. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which will be limited to a single law firm for all indemnified parties) for the indemnified parties. In such event, however, no indemnifying party will be liable for any settlement effected without the prior written consent of such indemnifying party. If one or more of the indemnifying parties assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 5(c).

                           (d)      Contribution.

                                    (i)  In  order  to  provide   for  just  and
         equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying parties and indemnified parties shall be determined by reference to, among other things, the total proceeds received by each indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, access to information and opportunity to correct or prevent such action.

                                    (ii) The parties  hereto agree that it would
         not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d)(i) above.

                                    (iii)  Notwithstanding  the  foregoing,   no
         Person  guilty of fraudulent  misrepresentation  (within the meaning of
         Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each director of PGFC, each officer of PGFC who signed the Registration Statement and each Person, if any, who controls PGFC within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as PGFC.

                           (e)  Notwithstanding  any  term or  condition  to the
contrary, the liability of the Shareholder pursuant to this Section 5 shall be limited to the gross proceeds received by the Shareholder as a result of the sale giving rise to the liability.

                           (f) The obligations of PGFC and the Shareholder under
this Section 5 shall survive the completion of any offering of the Shares pursuant to the Registration Statement.

                  6.       Suspension of Registration Requirement.

                           (a) Immediately  prior to any anticipated sale of the
Shares subject to the Registration Statement, the Shareholder shall notify PGFC in writing of the anticipated sale of the Shares. The Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from PGFC to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in section 6(b) below) until PGFC provides written notice to the Shareholder that all Suspension Events have ceased to exist. The Shareholder agrees that he will not effect any sales of Shares pursuant to the Registration Statement after the Shareholder has received notice from PGFC to suspend sales because the Registration Statement, any Prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until PGFC notifies the Shareholder that the misstatement or omission has been corrected. PGFC agrees that the period of time during which the Registration Statement must be kept effective pursuant to clause (i) of
Section 2(a) shall be extended by a period which is not less than the aggregate number of days during which any Suspension Event is in effect.

                           (b)  Notwithstanding  anything  to the  contrary  set
forth in this Agreement, PGFC's obligation to file the Registration Statement and make any filings with any state securities authority, to use its best efforts to cause the Registration Statement or any state securities filings to become effective or to remain effective, or to amend or supplement the Registration Statement or any state securities filings shall be suspended in the event of and during a Suspension Event. A "Suspension Event" shall exist at such times as circumstances exist that PGFC determines in good faith on advice of counsel, make it impractical or inadvisable for PGFC to file, amend or supplement the Registration Statement or such filings or to cause the Registration Statement or such filings to become effective or to remain effective or for the sale of Shares to occur under the Registration Statement (such circumstances to include, without limitation, (i) pending negotiations relating to, or consummation of, a significant acquisition, corporate reorganization, material proposed financing, the offer or sale of securities, or other similar transaction involving PGFC, or (ii) the occurrence of some other event (X) where any of the foregoing would require disclosure under applicable securities laws of material information in the Registration Statement (or any other document incorporated into the Registration Statement by reference) or such state securities filings and (Y) as to which PGFC has a bona fide business purpose for preserving confidentiality or which renders PGFC unable to comply with SEC requirements). PGFC shall notify the Shareholder promptly after any Suspension Event occurs or ceases to exist. Suspension of PGFC's obligations pursuant to this Section 6(b) shall continue for so long as a Suspension Event or its effect is continuing.

                           (c) Notwithstanding  anything to the contrary in this
Agreement, the Shareholders may sell their Shares at any time, regardless of the existence of a Suspension Event, so long as the Shareholders comply with Rule 144 in effecting any sale of the Shares.

                  7.       Miscellaneous.

                           (a)  Amendments  and Waivers.  The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of PGFC and the Shareholder.

                           (b) Notices.  Unless otherwise provided,  all notices
or other communications required or permitted to be given to the parties hereto shall be in writing and shall, be deemed to have been given as if personally delivered (including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient), or three (3) days after mailing by certified or registered mad, return receipt requested, first class postage prepaid, addressed as shown under the Notice provision of the Merger Agreement (or at such other address as the addressed party may have substituted by notice pursuant to this Section 4.1).

                           (c)  Successors  and Assigns.  This  Agreement  shall
inure to the benefit of and be binding upon the successors and assigns of PGFC. This Agreement and the registration rights granted hereunder shall inure to the benefit of and be binding upon the legal representatives and heirs of the Shareholder if he becomes disabled or deceased, and may be assigned by the Shareholder to any immediate family member of the Shareholder (including any great grandchild or grandchild) or a trust or limited partnership established by the Shareholder, in any such case in connection with an assignment of Common Shares by the Shareholder to such family member, trust or limited partnership by gift or for estate planning purposes, but otherwise may not be assigned by the Shareholder. Notwithstanding the foregoing, no purported assignment by the Shareholder shall be valid unless the assignee agrees to be bound by the provisions of this Agreement.

                           (d)  Counterparts.  This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (e) Headings and Interpretation. The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto shall be deemed the drafter of this Agreement and this Agreement shall be construed according to its fair meaning and not strictly against any person as the drafter hereof.

                           (f) Governing Law. This  Agreement  shall be governed
by and construed in accordance with the internal laws of the State of New Jersey without giving effect to the conflicts of law provisions thereof.

                           (g) Entire  Agreement.  This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

                           (h)  This  Agreement  shall  terminate  and  be of no
further force and effect upon the earlier of the sale of all of the Shares by the Shareholders or the expiration of the restrictions on resale resulting from Rule 145 under the Securities Act.

                  IN WITNESS WHEREOF, PGFC and PGB have caused this Agreement to be executed by their duly authorized officers and Weichert has executed this Agreement in his individual capacity, all as of the day and year first above written.

ATTEST:                                    PEAPACK-GLADSTONE
                                           FINANCIAL CORPORATION

By:  _________________________________     By:_________________________________
                           , Secretary        Frank A. Kissel, President

                                              _________________________________
                                              James M. Weichert